UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2017

KINSALE CAPITAL GROUP, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37848 (Commission File Number)	98-0664337 (I.R.S. Employer Identification Number)

2221 Edward Holland Drive, Suite 600 Richmond, VA 23230
(Address of principal executive offices)
(804) 289-1300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07     Submission of Matters to a Vote of Security Holders
The Company's Annual Meeting was held on May 25, 2017.  Results of items presented for voting are listed below.
Proposal No. 1
Election of three Class I directors to serve on the Company’s board of directors for a term of three years and until their respective successor is duly elected and qualified or until death, resignation or removal, whichever is earliest to occur.
The results of the voting on this proposal were as follows:

	For	Withheld	Broker Non-Votes
Michael P. Kehoe	13,562,655	3,518,867	829,085
Joel G. Killion	11,997,018	5,084,504	829,085
Edward D. Yun	10,295,854	6,785,668	829,085
Proposal No. 2
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.
The results of the voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
17,727,188	89,122	94,297	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINSALE CAPITAL GROUP, INC.

Dated: May 25, 2017	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer